Exhibit 23.1

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


June 24, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Human BioSystems - Form SB-2

Dear Sir/Madame:

We hereby consent to the use in the registration statement on Form SB-2 of Human BioSystems and the related prospectus of our report, relating to the financial statements of Human BioSystems, dated February 5, 2003.

Sincerely,

/s/ L.L. Bradford & Company, LLC
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    L.L. Bradford & Company, LLC